Exhibit 33.1

ANNUAL CERTIFICATION OF REGISTRANT

CERTIFICATION OF PERIODIC REPORTS PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

Re:  PHEAA Student Loan Trust I

Student Loan Asset-Backed Notes, Series 2003-1, Series 2004-1 and Series 2005-1

I, James L. Preston, Executive Vice President of the Pennsylvania Higher Education Assistance Agency (the “Servicer”), certify that:

I have reviewed this Annual Report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the period covered by this Annual Report, of PHEAA Student Loan Trust I (the “Registrant”);

Based on my knowledge, the information contained in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the trust indenture for inclusion in these reports is included in these reports;

I am responsible for reviewing the activities performed by the Servicer under the trust indenture and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the trust indenture and the servicing agreement; and

The reports disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the standards set forth in the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Indenture and the servicing agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following parties: Manufacturers & Traders Trust Company, as indenture trustee and eligible lender trustee, the Pennsylvania Higher Education Assistance Agency, as trust administrator, and the PHEAA Student Loan Foundation, as depositor.

Date: September 28, 2005

/s/ JAMES L. PRESTON
James L. Preston,
Executive Vice President
Pennsylvania Higher Education Assistance Agency